MENTOR FUNDS

                            Amendment No. 9
                                  to
                         DECLARATION OF TRUST
                        dated January 20, 1992



         This Declaration of Trust is amended as follows:

1. Section 5 of Article III is hereby amended by replacing the first paragraph thereto with the following:

         Section 5. Establishment and Designation of Series or Class. The following Portfolios shall be designated as separate series of shares of beneficial interest of the Trust, with the relative rights and preferences set forth in this Declaration of Trust as it may be amended from time to time:
Mentor Capital Growth Portfolio, Mentor Quality Income Portfolio, Mentor Municipal Income Portfolio, Mentor Income and Growth Portfolio, Mentor Perpetual Global Portfolio, Mentor Growth Portfolio, Mentor Strategy Portfolio, Mentor Short-Duration Income Portfolio, Mentor Balanced Portfolio, Mentor Perpetual Global Emerging Companies Portfolio, Mentor High Yield Portfolio, Mentor Value Portfolio, Mentor U.S. Government Money Market Portfolio (formerly, Mentor Institutional U.S. Government Money Market Portfolio), Mentor Money Market Portfolio (formerly, Mentor Institutional Money Market Portfolio), Mentor Tax-Exempt Money Market Portfolio (formerly, Mentor Institutional Tax- Exempt Money Market Portfolio), Mentor Asset Allocation Portfolio, and Mentor High Income Portfolio.


                                                ------------------

         This Amendment is to be effective as of February 10, 1999.


DOC2.

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         IN WITNESS WHEREOF,  the undersigned,  being at least a majority of the
Trustees in office, have executed this instrument.


------------------------                             ------------------------
Arch T. Allen, III                                   Jerry R. Barrentine


------------------------                             ------------------------
Arnold H. Dreyfuss                                    Weston E. Edwards


------------------------                             ------------------------
Thomas F. Keller                                      Daniel J. Ludeman


------------------------                             ------------------------
Louis W. Moelchert, Jr.                              J. Garnett Nelson


------------------------                             ------------------------
Troy A. Peery, Jr.                                   Peter J. Quinn, Jr.



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